Exhibit 99.1

Spherix Opens New Office in Texas

BETHESDA, MD., June 5, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that it has expanded its operations in Texas through the opening of a new office located at 222 North Fredonia Street Longview, TX 75601. The Company expects that the new office will allow it to better support its operations in Texas and other locations.

Anthony Hayes, Chief Executive Officer of Spherix, stated, “After our recent $20 million capital raise, the company is now in a position to expand its commercialization efforts. We believe that the Eastern District of Texas court system has a very active and robust patent infringement litigation docket and is known for moving cases quickly. The opening of our new office is intended to enhance Spherix's operations in this venue and in the Northern District of Texas where cases are presently ongoing.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Hayden/ MS-IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com